EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2011 and 2010	3

Balance Sheet as of September 30, 2011 and December 31, 2010	4

Statement of Cash Flows for the nine months ended September 30, 2011 and 2010	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010

Operating Revenues	$5,719	$5,888	$49,138	$48,823

Operating Expenses
Operation
Natural gas purchased	2,103	2,088	24,466	25,314
Operation and maintenance	3,553	3,089	10,740	9,400
Depreciation and amortization	1,220	1,529	4,847	4,939
Goodwill impairment charge	-	-	-	5,994
Taxes - other than income taxes	590	529	1,855	1,735
Total Operating Expenses	7,466	7,235	41,908	47,382
Operating Income	(1,747)	(1,347)	7,230	1,441

Other Income and (Deductions), net	308	335	756	1,333

Interest Charges, net
Interest on long-term debt	756	792	2,315	2,422
Other interest, net	7	6	51	19
	763	798	2,366	2,441
Amortization of debt expense and redemption premiums	35	21	68	66
Total Interest Charges, net	798	819	2,434	2,507

Income Before Income Taxes, Equity Earnings	(2,237)	(1,831)	5,552	267

Income Taxes	(889)	(714)	2,143	2,438

Net Income	(1,348)	(1,117)	3,409	(2,171)
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	-	1	2	4

Net Income attributable to The Berkshire Gas Company	$(1,348)	$(1,118)	$3,407	$(2,175)

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
For the Three and Nine Months Ended September 30, 2011 and 2010
(Thousands of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net Income	$(1,348)	$(1,117)	$3,409	$(2,171)
Other Comprehensive Loss	(22)	-	(16)	-
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	-	1	2	4
Comprehensive Income	$(1,370)	$(1,118)	$3,391	$(2,175)

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
Current Assets
Unrestricted cash and temporary cash investments	$9,516	$5,993
Accounts receivable less allowance of $740 and $1,260, respectively	3,893	8,483
Unbilled revenues	-	1,504
Current regulatory assets	938	5,021
Deferred income taxes	909	909
Natural gas in storage, at average cost	4,551	4,872
Materials and supplies	572	392
Prepayments	1,649	1,701
Total Current Assets	22,028	28,875

Other investments	1,477	1,535

Net Property, Plant and Equipment	112,865	111,222

Regulatory Assets (future amounts owed from customers through the ratemaking process)	39,245	39,660

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,115	1,182
Goodwill	52,525	52,476
Other	46	11
Total Deferred Charges and Other Assets	53,686	53,669

Total Assets	$229,301	$234,961

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
Current Liabilities
Current portion of long-term debt	$2,393	$5,417
Accounts payable	2,312	4,354
Accrued liabilities	4,297	3,930
Current regulatory liabilities	685	492
Interest accrued	416	877
Taxes accrued	4,702	3,425
Current portion of derivative liabilities	4	16
Total Current Liabilities	14,809	18,511

Noncurrent Liabilities
Pension accrued	990	1,090
Other	18,655	19,132
Total Noncurrent Liabilities	19,645	20,222

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	13,865	14,372

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	32,359	32,890

Commitments and Contingencies

Capitalization
Long-term debt	39,558	40,263

Preferred Stock of Subsidiary
Redeemable preferred stock, noncontrolling interests	-	78

Common Stock Equity
Paid-in capital	106,095	106,046
Retained earnings	2,993	2,586
Accumulated other comprehensive income	(23)	(7)
Net Common Stock Equity	109,065	108,625

Total Capitalization	148,623	148,966

Total Liabilities and Capitalization	$229,301	$234,961

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$3,409	$(2,171)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,915	5,005
Deferred income taxes	(1,594)	(1,232)
Pension expense	(81)	371
Goodwill impairment charge	-	5,994
Deferred purchased gas	3,320	3,505
Other non-cash items, net	352	(205)
Changes in:
Accounts receivable, net	4,418	4,487
Unbilled revenues	1,291	1,156
Prepayments	51	(516)
Natural gas in storage	320	436
Accounts payable	(1,855)	(3,211)
Interest accrued	(461)	(434)
Taxes accrued	1,429	1,951
Accrued liabilities	367	(402)
Other assets	189	32
Other liabilities	(624)	(840)
Total Adjustments	12,037	16,097
Net Cash provided by Operating Activities	15,446	13,926

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(5,969)	(3,917)
Other	122	4,599
Net Cash (used in) Investing Activities	(5,847)	682

Cash Flows from Financing Activities
Payment on long-term debt	(3,000)	(3,000)
Line of credit borrowings (repayments)	-	(5,700)
Payment of common stock dividend	(3,000)	-
Other	(76)	(4)
Net Cash provided by Financing Activities	(6,076)	(8,704)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	3,523	5,904
Balance at beginning of period	5,993	370
Balance at end of period	$9,516	$6,274

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2011
(In Thousands)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Total
Balance as of December 31, 2010	100	$-	$106,046	$2,586	$(7)	$108,625

Net income				3,409		3,409
Adjustment to goodwill			49			49
Other comprehensive income, net of tax					(16)	(16)
Payment of common stock dividend				(3,000)		(3,000)
Payment of preferred stock dividend				(2)		(2)
Balance as of September 30, 2011	$100	$-	$106,095	$2,993	$(23)	$109,065